UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2008 (November 14, 2008)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

                On November 14, 2008, Five Star Quality Care, Inc. (the “Company”) entered into a settlement with UBS AG and its affiliates (“UBS”) regarding the Company’s investment in taxable student loan auction rate securities (“ARS”) made through UBS.  The settlement offer was made in connection with UBS’ settlement with the U.S. Securities and Exchange Commission, the New York Attorney General and other state agencies related to UBS’ sale and marketing of ARS.  Under the terms of the settlement, at the Company’s option, UBS will repurchase the Company’s ARS at 100% of par value (including accrued and unpaid interest, if any) during the period beginning June 30, 2010 and ending July 2, 2012.  The par value of the Company’s ARS is approximately $75 million.  In certain circumstances, UBS has the right to purchase these securities earlier at par without notice to the Company, so long as UBS pays the Company the proceeds of any such sale. As part of the settlement terms, the Company released UBS from all claims arising from its marketing of the ARS to the Company.

                In connection with the settlement, UBS will provide the Company a non-recourse demand line of credit secured by the Company’s investments in these ARS, which line of credit is available immediately.  The principal amount available to the Company under the line of credit is up to 60% of the market value of the ARS from time to time.  As of September 30, 2008, the market value of the Company’s investment in ARS was $68.7 million.  In this regard, on November 14, 2008, the Company and UBS Credit Corp., an affiliate of UBS AG, entered into a Credit Line Account Application and Agreement, a Non-Recourse Addendum which limits UBS’ recourse to the ARS and an Addendum to the Credit Line Agreement (collectively, the “Line of Credit Documents”) which provides that the line of credit is payable upon demand.  The interest rate under the line of credit will vary depending on the interest payable to the Company on the ARS, but will not exceed LIBOR plus 50 basis points.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON THE COMPANY’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL. FOR EXAMPLE

•                                          THIS FORM 8-K STATES THAT UBS WILL PURCHASE THE COMPANY’S ARS AT 100% OF PAR VALUE IF THE COMPANY REQUESTS UBS TO DO SO BETWEEN JUNE 30, 2010 AND JULY 2, 2012 AND THAT UBS WILL MAKE A LOAN SECURED BY THE ARS AVAILABLE TO THE COMPANY. UBS’ ABILITY TO MEET ITS OBLIGATIONS UNDER THE SETTLEMENT DISCLOSED IN THIS PRESS RELEASE IS DEPENDENT UPON UBS’ FINANCIAL CAPACITY. UBS HAS RECENTLY REPORTED SIGNIFICANT LOSSES; AND UBS’ FINANCIAL CAPACITY WILL DEPEND UPON EVENTS AND CIRCUMSTANCES BEYOND THE COMPANY’S CONTROL. THE COMPANY DOES NOT INTEND TO IMPLY ANY ASSURANCES REGARDING UBS’ FINANCIAL CAPACITY.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS FORM 8-K.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, THE COMPANY ASSUMES NO RESPONSIBILITY TO UPDATE THE MATTERS STATED IN THIS PRESS RELEASE.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The Company hereby files the following exhibit:

10.1	Credit Line Account Application and Agreement for Organizations and Businesses between Five Star Quality Care, Inc. and UBS Credit Corp., dated as of November 14, 2008.

10.2	Addendum to Credit Line Account Application and Agreement between UBS Credit Corp. and Five Star Quality Care, Inc., dated as of November 14, 2008.

10.3	Addendum to Premier Credit Line Account Application and Agreement between UBS Credit Corp. and Five Star Quality Care, Inc., dated as of November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey, Jr.
Name: Bruce J. Mackey, Jr.
Title: President and Chief Executive Officer

Dated:  November 20, 2008